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                                                                   Exhibit 10.66

                               AMENDMENT TO LEASE



The Lease by and between Equity Property Associates I (Landlord) and HADCO Corporation (Tenant) dated November 1, 1995 for the Lease area in 12B Manor Parkway, Salem, NH, is hereby amended as follows:

         Amendment No. 1 -- Article I, Section 1.4, Tenant Floor Space, replace with the following;

                  1.4 Tenant's Floor Space:  6,457 sq. ft.

         Amendment No. 2 -- Article I, Section 1.5 Term, replace with the following,

                  1.5 Term:  Five (5) years

                           1.5.1 Scheduled Term Commencement Date:  June 1, 1998

         Amendment No. 3 -- Article I, Section 1.6 Annual Fixed Rent, replace with the following;

                  1.6 Annual Fixed Rent:  $51,223.00

                            Included Operating Expense Share:  $6,477.00

                            Included Tax Expense Share:  $9,556.00

                  1.6.1 Expense Share Adjustments: The initial Annual Fixed Rent for the Term is based, in part, on the Operating Expense Share and Tax Expense Share. In the event that either the actual Operating Expense Share or actual Tax Expense Share is less than the amounts paid in any year during the term of the Lease (e.g., if real estate taxes applicable to the property decrease below the Tax Expense Share paid), then the difference will be abated to Tenant for that year and the Operating Expense Share or the Tax Expense Share, as the case may be, will be reduced for the next year. The amount of any reduction due Tenant shall be determined at the end of each semiannual or annual adjustment period, and the Landlord shall promptly thereafter either: (i) refund the excess Annual Fixed Rent paid by Tenant for the immediately preceding adjustment period, or (ii) credit to Tenant the excess already paid and apply it to the next installment of Annual Fixed Rent due from Tenant.

         Amendment No. 4 -- Exhibit D, Renewal Option

A new Exhibit D, Renewal Option is attached hereto and any prior Renewal Options are hereby deleted.


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This Amendment is subject to the receipt of $850,000.00 from the Landlord which represents reimbursement for Tenant finish work done at 12A Manor Parkway, Salem, NH. Receipt of which will be done in writing and attached hereto.

All other provisions of the Lease are hereby ratified and confirmed.

In Witness Whereof, the parties have executed this Amendment To Lease this 29th day of May, 1998.


WITNESS:                                  LANDLORD: Equity Property Associates I

/s/ Marie Doherty                         /s/ John W. Merchant
-----------------------                   --------------------------------------


WITNESS:                                  TENANT: HADCO Corporation

/s/ Marie Doherty                         /s/ Patricia Randall
-----------------------                   --------------------------------------

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                              Lease by and Between
                     Equity Property Associates I (Landlord)
                                       And
                           HADCO Corporation (Tenant)

                            Exhibit D-Renewal Option



Reference a Lease by and between Equity Property Associates I (Landlord) and HADCO Corporation (Tenant) dated November 1, 1995 for the Lease area in 12B Manor Parkway, Salem, NH.

At the end of the amended term (May 1, 2003) the Tenant may elect to extend the Lease for an additional two (2) years. The existing Annual Base Rental (Annual Fixed Rent less the Included Operating Expense Share and Tax Expense Share) of $35,190.00 will be adjusted by the increase in the Consumer Price Index (CPIU), For All Urban Consumers, Boston-Lawrence-Salem, MANH. The denominator for the calculation will be the Index figure for May, 1998 and the numerator will be the Index figure for May, 2003. The fraction resulting therefrom will be multiplied by the existing Annual Base Rental to determine the new Annual Base Rental. In no event will the new Annual Base Rental be less than the existing Annual Base Rental amount.

At the end of the first option period (May 31, 2005) the Tenant may elect to extend the Lease for an additional three (3) years. The existing Annual Base Rental will be adjusted by the increase in the Consumer Price Index (CPIU), For All Urban Consumers, Boston-Lawrence-Salem, MANH. The denominator for the calculation will be the Index figure for May, 2003 and the numerator will be the Index figure for CPI as of May, 2005. The fraction resulting therefrom will be multiplied by the existing Annual Base Rental to determine the new Annual Base Rental. In no event will the new Annual Base Rental be less than the existing Annual Base Rental amount.

Tenant must give Landlord 60 days notice, in writing, of its intent to exercise an option and not then be in default of any portion of the Lease.